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Exhibit 23(a)

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Hardinge Inc. on Form S-8 of our report dated January 28, 2002, except for Note 4 as to which the date is March 25, 2002, with respect to the consolidated financial statements and schedule of Hardinge Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP Ernst & Young LLP

Buffalo, New York March 12, 2003

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  Exhibit 23(a)
CONSENT OF INDEPENDENT AUDITORS